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Exhibit 11     Computation of earnings per share

                                                                                     Year ended December 31
                                                                      -----------------------------------------------------
                                                                           1998               1997              1996
                                                                      ----------------   ---------------   ----------------
BASIC
Loss from continuing operations                                               (17,720)          (31,299)               (757)
Income (loss) from discontinued operations                                      3,643             4,310               1,797
Estimated loss on disposal                                                     (6,400)                0                   0
Loss from extraordinary item                                                   (2,308)                0                   0
                                                                     ----------------   ---------------    ----------------
   Net (loss) income                                                          (22,785)          (26,989)              1,040
                                                                     ================   ===============    ================

   Shares:
       Weighted average number of
            common shares outstanding                                       9,170,102         9,113,595           9,095,102
                                                                     ================   ===============    ================

Basic earnings per common share:
     Loss from continuing operations                                           ($1.93)           ($3.43)             ($0.08)
     Income (loss) from discontinued operations                                 $0.40             $0.47               $0.19
     Estimated loss on disposal                                                ($0.70)            $0.00               $0.00
     Loss from extraordinary item                                              ($0.25)            $0.00               $0.00
                                                                     ----------------   ---------------    ----------------
        Net (loss) income                                                      ($2.48)           ($2.96)              $0.11
                                                                     ================   ===============    ================


DILUTED
Loss from continuing operations                                               (17,720)          (31,299)               (757)
Income (loss) from discontinued operations                                      3,643             4,310               1,797
Estimated loss on disposal                                                     (6,400)                0                   0
Loss from extraordinary item                                                   (2,308)                0                   0
                                                                     ----------------   ---------------    ----------------
   Net (loss) income                                                          (22,785)          (26,989)              1,040
                                                                     ================   ===============    ================
   Shares:
       Weighted average number of
            common shares outstanding                                       9,170,102         9,113,595           9,095,102
                                                                     ================   ===============    ================

Diluted earnings per common share:

     Loss from continuing operations                                           ($1.93)           ($3.43)             ($0.08)
     Income (loss) from discontinued operations                                 $0.40             $0.47               $0.19
     Estimated loss on disposal                                                ($0.70)            $0.00               $0.00
     Loss from extraordinary item                                              ($0.25)            $0.00               $0.00
                                                                     ----------------   ---------------    ----------------
        Net (loss) income                                                      ($2.48)           ($2.96)              $0.11
                                                                     ================   ===============    ================
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